UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2021

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 1112 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Two Embarcadero Center, Suite 410, San Francisco, California 94111
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2021, Kathleen Miles and Vicki L. Wilson were appointed as members of the Board of Directors (the “Board”) of American Shared Hospital Services (the “Company”), effective December 28, 2021.

Kathleen Miles currently serves as Chief Counsel, Public Finance, of The PNC Financial Services Group, Inc. Ms. Miles has over 20 years of experience in public finance as both a lawyer and a regulator. She earned a Bachelor of Arts in Government from Radcliffe College of Harvard University and a Juris Doctor from the University of Virginia School of Law. Ms. Miles will be a member of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees.

Vicki L. Wilson currently serves as Deputy Director, Finance and Administration and Chief Fiscal Officer of the State of Illinois Department of Public Health. Prior to serving in her current position, Ms. Wilson held numerous positions in finance, risk management and accounting in the public and private sectors, including with organizations and entities in healthcare. She earned a Bachelor of Arts in Mathematics from Wesleyan University, a Master’s in Public Health from Yale University and a Master’s in Business Administration from Harvard Business School. Ms. Wilson will serve as Chair of the Company’s Audit Committee and will be a member of the Company’s Compensation and Nominating and Corporate Governance Committees.

Each of Ms. Miles and Ms. Wilson, in accordance with the Company’s policy, will receive an annual retainer of $25,000 and an initial grant of 3,000 restricted stock units pursuant to the Automatic Grant Program set forth in the Company’s Incentive Compensation Plan, which will vest annually in four equal installments beginning on December 28, 2022. There have been no transactions or arrangements between the Company and either Ms. Miles or Ms. Wilson that are required to be disclosed under Item 404(a) of Regulation S-K.

On December 24, 2021, Sandra A. J. Lawrence, resigned from the Board, effective December 24, 2021. Ms. Lawrence was required to resign from the Board to comply with the policy of another company where she is a director which limits the number of boards on which a person can serve.

On December 28, 2021, Ernest A. Bates, M.D. and David L. Larson, M.D. resigned from the Board, effective December 28, 2021. The Company will continue to benefit from the services of Drs. Bates and Larson pursuant to consulting agreements under which they will be compensated at an annual rate of $50,000 and $25,000, respectively.

The resignations of Ms. Lawrence, Dr. Bates and Dr. Larson were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with the foregoing appointments and resignations, the Board decreased the size of the Board from six to five members.

Also, on December 28, 2021, the Compensation Committee approved an annual base salary of $275,000 for Raymond C. Stachowiak in connection with his continued service as the Company’s Chief Executive Officer in 2022. The Compensation Committee also approved a grant of 120,000 restricted stock units (the “RSUs”) to Mr. Stachowiak with a grant date of January 3, 2022. The RSUs will vest in four equal installments on March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022.

Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to the Board appointments and resignations.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

D. Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 30, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: December 30, 2021	/s/ Raymond C. Stachowiak
By: Raymond C. Stachowiak
Title: Chief Executive Officer